SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 8, 2018

THE TIMKEN COMPANY
(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Mt. Pleasant St. NW, North Canton, Ohio 44720-5450
(Address of Principal Executive Offices) (Zip Code)

(234) 262-3000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement programs are an important element of the total compensation package offered by The Timken Company (the “Company”) to attract and retain employees, including its named executive officers. The Company has taken actions to transition away from the use of defined benefit plans in favor of the use of market-competitive defined contribution and employee savings plans. Certain of the Company’s named executive officers are parties to individual excess benefit agreements with the Company. The excess benefit agreements are non-qualified defined benefit agreements that generally provide for supplemental retirement benefits based on final average earnings, with reductions for other Company-provided retirement benefits. In 2014, the Company decided to limit future participation to those who already were participants such that it no longer provides excess benefit agreements to newly appointed executive officers. Accordingly, the only named executive officers that are parties to individual excess benefit agreements are the Company’s President and Chief Executive Officer, Richard G. Kyle, Executive Vice President and Chief Financial Officer, Philip D. Fracassa, and Executive Vice President and Group President, Christopher A. Coughlin (collectively, the “Participants”).
On November 8, 2018, the Compensation Committee of the Company’s Board of Directors approved the freezing of the benefits under the excess benefit agreements, effective as of December 31, 2022. This action aligns with the freezing of the benefits under the Company’s primary qualified U.S. defined benefit pension plan (The Timken-Latrobe-MPB-Torrington Retirement Plan), which was approved as of October 1, 2018 and will be effective as of December 31, 2022. Each of the Participants has voluntarily consented to the freezing of his benefits under his excess benefit agreement. The Company estimates that the lost lump sum value to the Participants due to the freeze, assuming current interest rates and an age 62 retirement, would be approximately $0.7 million for Mr. Kyle, approximately $0.6 million for Mr. Fracassa, and $0 for Mr. Coughlin.
These estimates of potential lost value to the Participants (and corresponding future savings to the Company) are based on a number of assumptions, including future base pay increases of three percent per year, short-term incentive plan payouts for 2018 performance being in line with year-to-date projections, future annual payouts under the short-term incentive plan of 100 percent of target until the freeze date, interest rates at the time of retirement remaining the same as current interest rates, and an age 62 retirement. The actual impact to each of the Participants from the freeze probably will vary from such estimates since there are likely to be deviations from the assumptions used in making these calculations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

	By:	/s/ Philip D. Fracassa
Philip D. Fracassa
Executive Vice President, Chief Financial Officer
Date:	November 9, 2018